Exhibit 10.5

Tenancy Agreement

An Agreement made the 10th day of March 2025 between the Landlord and the Tenant as more particularly described in Schedule I and II.

The Landlord shall let and the Tenant shall take the Premises for the Term and at the Rent as more particularly described in Schedule I and both parties agree to observe and perform the terms and conditions as follows:-

1.	The Tenant shall pay to the Landlord the Rent in advance on the 20th day of each and every calendar month into the following bank account during the Term. If the Tenant shall fail to pay the Rent within 7 days from the due date, the Landlord shall have right to institute appropriate action to recover the Rent and all costs, expenses and other outgoings so incurred by the Landlord in relation to such action shall be a debt owed by the Tenant to the Landlord and shall be recoverable in full by the Landlord.

Name of Payee/Account:	China Union Properties Limited
Name of Bank:	The Hongkong & Shanghai Banking Corporation Ltd
Account No.:	004-808-685564-001

2.	The Tenant shall not assign, transfer, sublet or part with the possession of the Premises or any part thereof to any other person. This tenancy shall be personal to the Tenant named herein.

3.	The Tenant shall comply with all ordinances, regulations and rules of Hong Kong and shall observe and perform the covenants, terms and conditions of the Deed of Mutual Covenant and Sub-Deed of Mutual Covenant (if any) relating to the Premises. The Tenant shall not contravene any negative of restrictive covenants contained in the Government Lease(s) under which the Premises are held from the Government.

4.	The Tenant shall during the Term of Tenancy pay and discharge all charges in respect of water, electricity and telephone and other similar charges payable in respect of the Premises.

5.	The Tenant shall during the Term of Tenancy keep the interior of the Premises in good and tenantable repair and condition (fair wear and tear and damage caused, by inherent defects excepted) and shall deliver up vacant possession of the Premises in the same repair and condition on the expiration or sooner determination of this Agreement.

6.	The Tenant shall pay to the Landlord the Security Deposit set out in Schedule I for the due observance and performance of the terms and conditions therein contained and on his part to be observed and performed. Provided that there is no antecedent breach of any of the terms and conditions herein contained, the Landlord shall refund the Security Deposit to the Tenant without interest within 30 days from the date of delivery of vacant possession of the Premises to the Landlord or settlement of any outstanding Payment owed by the Tenant to the Landlord, whichever is later. If the Rent and/or and charges payable by the Tenant hereunder or any part thereof shall be unpaid for 7 days after the same shall become payable (whether legally demanded or not) or if the Tenant shall commit a breach of any of the terms and conditions herein contained, it shall be lawful for the Landlord at any time thereafter to re-enter the Premises whereupon this Agreement shall absolutely determine and the Landlord may deduct any loss or damage suffered by the Landlord as a result of the Tenant’s breach from the Security Deposit without prejudice to any other right of action or any remedy of the Landlord in respect of such breach by the Tenant.

7.	If the Landlord shall sell the Premises at any time during the Terms, the Landlord shall be at liberty to transfer the Security Deposit (less any deduction lawfully made hereunder) to the purchaser without obtaining the prior written consent of the Tenant. Provided that the purchaser shall have given an undertaking in writing to the Tenant to refund the Security Deposit (less any lawful deductions made by the Landlord) in accordance with this Agreement, failing which the Landlord’s obligation in respect of the refund under this Agreement shall remain unchanged.

8.	Provided the Tenant shall have paid the Rent and other outgoings on the days and in the manner herein provided and observe and perform the terms and conditions herein contained and on the Tenant’s part to be observed and performed, the Tenant shall peacefully hold and enjoy the Premises during the Term of Tenancy without any interruption by the Landlord.

9.	The Landlord shall keep and maintain the structural parts of the Premises in proper state of repair provided that the Landlord’s liability shall not be incurred unless written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair and remedy the same after the lapse of a reasonable time from the date of service of such notice.

10.	The Landlord shall pay the Property tax payable in respect of the Premises.

11.	The Stamp Duty payable on this Agreement in duplicate shall be borne by the Landlord and the Tenant in equal shares.

12.	This Agreement supersedes all prior negotiation, representation, understanding and agreements of the parties hereto.

13.	The Landlord and the Tenant agree to be bound by the additional terms and conditions contained in Schedule II.

14.	During the 3 months immediately before the expiration or sooner determination of the Term, the Tenant shall permit the Landlord, its agents, and all persons having written authority at all reasonable times subject to prior notice to enter and view the Premises.

Confirmed & accepted all the terms contained herein by the Landlord		Confirmed & accepted all the terms contained herein by the Tenant
[China Union Properties Limited]:		[Etoiles Consultancy Limited]:

For and on behalf of China Union Properties Limited		For and on behalf of Etoiles Consultancy Limited

/s/ Andrew Tse		/s/ Kit Shing, Cheung
B.R. No. 51231424		B.R. No. 62155340

Signed by the person duly authorized by its board of directors for and on behalf of the Landlord.		Signed by the person duly authorized by its board of directors for and on behalf of the Tenant.

Name:	ANDREW E. TSE	Name:	Cheung kit shing

Schedule I

The Premises:	Office Units 03-04 on 25th Floor of High Block (COSCO Tower), Grand Millennium Plaza, No. 183 Queen’s Road Central, & No. 33 Wing Lok Street, Hong Kong (as shown for identification purposes only on the enclosed floor plan).

The Landlord:	China Union Properties Limited whose registered office is situate at 26B, The Albany, No. 1 Albany Road, Hong Kong.

Telephone No.:	2522-0989

The Tenant:	Etoiles Consultancy Limited whose registered office is situate at Unit 1109, 11/F, Tai Yau Building, 181 Johnson Road, Wanchai, Hong Kong.

Telephone No.:	2398-8830

Term:	From 20 March 2025 to 19 March 2027 (both days lnclusive)

Rent:	Hong Kong Dollars One Hundred Thousands Only (HK$100,000) per calendar month, inclusive of Government Rates, Government Rent, Air-conditioning and Management Charges, payable in advance on the 20th day of each month without any deduction or set off. In case of holidays or rest days, the payment date will be postponed accordingly.

Security Deposit:	Hong Kong Dollars Three Hundred Thousands Only (HK$300,000).

Schedule II

1)	User

For the purpose of the offices of the Tenant in the name of the Tenant only and for no other purposes whatsoever.

2)	Miscellaneous Payments

(a)	The Landlord shall be responsible for the following payments payable in respect of the Premises during the Term:-

(i)	Management Fee & Air-Conditioning Charges

HK$13,035 / month (at current rate, subject to revision from time to time)

(ii)	Government Rates

HK$17,100 / quarter (at current rate, subject to revision from time to time)

(iii)	Government Rent

HK$10,260 / quarter (at current rate, subject to revision from time to time)

3)	Handover Condition of the Premises

The parties agree that the Premises shall be handed over to the Tenant in its “as is” condition with the following Landlord’s provisions to the Premises:

(a)	Carpet tiles material;

(b)	Suspended acoustic false ceiling system;

(c)	Wallpaper to the internal walls and columns;

(d)	Diffusers and VAV boxes;

(e)	Automatic sprinkler system;

(f)	Light fittings; and

(g)	Standardized fire-rated glass entrance doors, duty installed.

The Tenant shall not make any renovation to the Premises without the prior written consent of the Landlord and the Management Office. For the avoidance of doubt, the Tenant shall be responsible for the statutory compliance, health and safety of the Premises during the subsistence of this Agreement.

At the expiration of this Agreement, the Tenant shall deliver vacant possession of the Premises to the Landlord on the then “as is” condition without any reinstatement of such decoration or alteration together with all the keys giving access to all parts of the Premises.

4)	Rent Free Period

The Tenant shall be entitled to a rent free period of 1 month as listed below.

From 20 March 2025 to 19 April 2025 (both days inclusive)

The Tenant shall be responsible for the charges of water, electricity, telephone and other outgoings payable in respect of Premises during such rent free period.

China Union Properties Limited

Unit B, 16/F, E Tat Factory Building, 4 Heung Yip Road, Wong Chuk Hang, H.K.

Tel: 2522-0989 / Email: fiona.yu@hatton.hk

DEBIT NOTE

To:	Etoiles Consultancy Limited
Room 2503-2504, COSCO Tower
183 Queen’s Road C., Hong Kong
Attn: Accounts Department

Date:	20 March 2025

D/N No:	CUP 202503-12

Re: Room 2503-2504, Cosco Tower, 183 Queen’s Road C., HK

RENT - for the period of 20 March - 19 April 2025	Rent Free

For and on behalf of
China Union Properties Limited

/s/ Andrew Tse

Authorized Signature

Office Unit 2503-04, COSCO, Grand Millennium Plaza
183 Queen’s Road Central & 33 Wing Lok Street, Hong Kong

Date:	______ March 2025

Landlord:	China Union Properties Limited

Tenant:	Etoiles Consultancy Limited

The Tenant received from the Landlord

Keys to the above premises:

Front door key (Left / Right)	2 / 2 pc.
Manager’s Room #1	2 pc.
Manager’s Room #2	2 pc.
Manager’s Room #3	0 pc.
Manager’s Room #4	0 pc.
Store Room	1 pc.

Signed by:

/s/ Kit Shing, Cheung
Etoiles Consultancy Limited